Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES
EXPECTED DIVIDEND PAYMENT SCHEDULE FOR 2017

Virginia Beach, VA – April 5, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, today announced its expected dividend payment schedule, subject to board approval, for the next four record dates. This information is being provided to assist shareholders with the dividend payment schedule relative to the Company’s eight for one reverse stock split and transition to quarterly dividend payments from monthly payments as previously announced by the Company in February and April 2017.

Previously Amended Dividend Payout Schedule
The Company previously amended its dividend payment schedule such that future dividends are expected to paid quarterly commencing in July 2017. Giving effect to the reverse stock split, the expected distribution rate will be multiplied by 8, or $0.42 per share on a quarterly basis. The next four expected record dates and dividend payment dates are set out in the table below:

Record date	Payable date	Amount
June 30, 2017	July 15, 2017	$0.42
September 29, 2017	October 15, 2017	$0.42
December 29, 2017	January 15, 2018	$0.42
March 30, 2018	April 15, 2018	$0.42

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. For example, this press release states that the Company’s quarterly dividend rate on the Company’s common stock is $0.42 per share. A possible implication of this statement is that the Company will continuously pay quarterly dividends on the Company’s common stock of $0.42 per share, or $1.68 per share per year in the future. The Company’s dividend rates are set and may be reset from time to time by its Board of Directors. The Company’s Board of Directors

will consider many factors when setting dividend rates, including the Company’s historical and projected income, normalized funds from operations, the then current and expected needs and availability of cash to pay the Company’s obligations, distributions which may be required to be paid to maintain the Company’s tax status as a real estate investment trust and other factors deemed relevant by the Board of Directors in its discretion. Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:
Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088
Wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088
Laura@whlr.us